SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 16, 2008 (January 14, 2008)

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 14, 2008, Par Pharmaceutical, Inc., the registrant’s wholly-owned operating subsidiary, entered into an exclusive license agreement with Alfacell Corporation.  Under the agreement, Par received the exclusive U.S. commercialization rights to Alfacell’s ONCONASE® (ranpirnase) for the treatment of cancer.  ONCONASE is currently in Phase III clinical development for the treatment of inoperable malignant mesothelioma, a rare cancer affecting the lungs usually associated with exposure to asbestos.  In exchange for the U.S. commercialization rights, Par made an initial payment to Alfacell of $5 million and will make a subsequent payment of up to $30 million upon (and subject to) Alfacell’s receipt of FDA approval for the product.  If the product receives FDA approval, Par will commercialize the product in the United States and pay Alfacell royalties on net sales of the product, and Alfacell will be eligible to receive additional milestone payments if net sales reach certain threshold amounts in any given calendar year.  In addition, Alfacell may be eligible to receive milestone payments upon the achievement of certain development and regulatory milestones with respect to future indications for ONCONASE.  Under a separate supply agreement between Alfacell and Par, Alfacell will supply commercial quantities of the product to Par.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the registrant’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the registrant as of the date hereof, and, subject to any applicable law to the contrary, the registrant assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  January 16, 2008

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, Executive Vice President

and General Counsel

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